Exhibit 10.1

CONSENT

This CONSENT (this “Consent”) is entered into as of April 28, 2008, by the lenders identified on the signature pages hereof (the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”; and together with the Lenders, the “Lender Group”), BUCA, INC., a Minnesota corporation (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages hereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), with reference to the following:

WHEREAS, Borrowers and the Lender Group are parties to that certain Credit Agreement, dated as of November 15, 2004 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers desire to consummate a sale and leaseback transaction with respect to the Real Property located at 7690 West Lake Mead, Las Vegas, Clark County, Nevada (the “Barton Creek Sale and Leaseback Property”) pursuant to that certain Contract of Sale, dated as of             , 2008 (the “Contract of Sale”), between Buca Restaurants 2, Inc., a Minnesota corporation (“Buca 2”) and Barton Creek Capital, LLC, a Texas limited liability company (“Barton”), that certain Lease Agreement, dated as of             , 2008 (the “Lease Agreement”), between Buca 2 and Barton, and the related documents attached hereto as Exhibit “B” (collectively with the Contract of Sale and the Lease Agreement, the “Barton Creek Sale and Leaseback Documents”) and upon the terms and subject to the conditions set forth therein (the “Barton Creek Sale and Leaseback”);

WHEREAS, Borrowers have requested that the Lender Group consent to the Barton Creek Sale and Leaseback as set forth herein; and

WHEREAS, upon the terms and conditions set forth herein, the Lender Group is willing to consent to the Barton Creek Sale and Leaseback as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended hereby.

2. Consent and Agreements.

(a) Effective as of the Effective Date (as defined below), and subject to the terms and conditions set forth herein, Agent and each Lender hereby consent to the Barton Creek Sale and Leaseback pursuant to the Contract of Sale, Lease Agreement and related documents attached hereto as Exhibit “B” upon the terms and subject to the conditions set forth therein; provided that anything to the contrary contained in the Credit Agreement notwithstanding (including in Section 2.4(d) of the Credit Agreement), Agent, each Lender and each Borrower hereby agree that the Net Cash Proceeds of the Barton Creek Sale and Leaseback shall be used to immediately prepay the Advances (without a commensurate permanent reduction of the Maximum Revolver Amount in an equivalent amount). Borrowers acknowledge and agree that it shall constitute an immediate Event of Default if Borrowers fail to perform or comply with their agreement set forth in the foregoing proviso.

(b) In the event the Existing Barton Creek Mortgage (as defined below) is replaced by the New Barton Creek Mortgage (as defined below) on Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property, Agent hereby agrees to release the Existing Barton Creek Mortgage on the date of consummation of the Barton Creek Sale and Leaseback (provided, however, that any such release shall be without any recourse, representation, or warranty whatsoever, and shall be subject to delivery of the relevant items contemplated Section 3(f) so as to provide a perfected first priority Lien (subject to Permitted Liens) in favor of Agent for the benefit of the Lender Group in Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property upon the date of consummation of the Barton Creek Sale and Leaseback), and each Lender hereby consents to such release.

(c) In the event the Existing Barton Creek Mortgage is amended in order to subject thereto, in lieu of Buca 2’s fee interest in the Barton Creek Sale and Leaseback Property, Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property, Agent hereby agrees to execute an amendment to the Existing Barton Creek Mortgage (in form and substance satisfactory to Agent and as further described in Section 3(f)(i)(B)) on the date of consummation of the Barton Creek Sale and Leaseback, and each Lender hereby consents to such amendment.

(d) In the event Agent has received evidence reasonably satisfactory to it that Borrowers are unable to deliver the items set forth in Section 3(f) after having used commercially reasonable efforts to do so, Agent hereby agrees to release the Existing Barton Creek Mortgage (as defined below) on the date of consummation of the Barton Creek Sale and Leaseback (provided, however, that any such release shall be without any recourse, representation, or warranty whatsoever). and each Lender hereby consents to such release.

3. Conditions Precedent to Amendment. The satisfaction of each of the following shall constitute conditions precedent to the effectiveness of this Consent (the date of such effectiveness being herein called the “Effective Date”) and each and every provision hereof:

(a) Agent shall have received this Consent, duly executed by the parties hereto, and the same shall be in full force and effect.

(b) Agent shall have received a reaffirmation and consent substantially in the form attached hereto as Exhibit “A”, duly executed and delivered by each Guarantor.

(c) The representations and warranties herein and in the Credit Agreement, as amended hereby, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(d) No Default or Event of Default (other than an Event of Default resulting from Borrowers’ failure to maintain a Fixed Charge Coverage Ratio of 0.00:1.00 for the 12 month period ending March 30, 2008 as required by Section 6.16(a)(ii) of the Credit Agreement (the “Existing Event of Default”)) shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein.

(e) Agent shall have received evidence reasonably satisfactory to it (including a certificate of the Secretary of Buca 2) that all (i) conditions precedent to the consummation of the Barton Creek Sale and Leaseback have been satisfied, and (ii) all material consents, approvals, authorizations, licenses, permits, entitlements and accreditations required in connection with the Barton Creek Sale and Leaseback have been obtained.

(f) Agent shall have received evidence reasonably satisfactory to it that Borrowers shall have used commercially reasonable efforts to deliver to Agent (i) either (A) a new Mortgage with respect to Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property, (the “New Barton Creek Mortgage”), duly executed by Buca 2 and creating and perfecting a valid and enforceable first priority Lien (subject to Permitted Liens) on Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property and all of Buca 2’s personal property (other than the Excluded Assets) on such property, or (B) an amendment (in form and substance satisfactory to Agent) to the existing Mortgage on the Barton Creek Sale and Leaseback Property (the “Existing Barton Creek Mortgage”), subjecting thereto, in lieu of Buca 2’s fee interest in the Barton Creek Sale and Leaseback Property, Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property, duly executed by Buca 2 and creating and perfecting a valid and enforceable first priority Lien (subject to Permitted Liens) on Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property and all of Buca 2’s personal property (other than the Excluded Assets) on such property, and (ii) a mortgagee title insurance policy (or a marked commitment to issue the same) for the New Barton Creek Mortgage or the amended Existing Barton Creek Mortgage referred to in the foregoing clause (i) (as the case may be), issued by First American Title Insurance Company or another title insurance company satisfactory to Agent in its Permitted Discretion, in an amount satisfactory to Agent in its Permitted Discretion and assuring Agent that the New Barton Creek Mortgage or the amended Existing Barton Creek Mortgage (as the case may be) is a valid and enforceable first priority mortgage Lien (subject to Permitted Liens) on Buca 2’s leasehold interest in the Barton Creek Sale and Leaseback Property (free and clear of all defects and encumbrances except Permitted Liens), and is otherwise in form and substance reasonably satisfactory to Agent.

(g) Agent shall have received copies of the Barton Creek Sale and Leaseback Documents, certified as true and correct copies thereof by a Secretary of Buca 2, together with a certificate of a Secretary of Buca 2 stating that such agreements remain in full force and effect and that Buca 2 has not breached or defaulted in any material respect with respect to any of its obligations under such agreements.

(h) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force as of the date hereof and the Effective Date by any Governmental Authority against any Borrower, any Guarantor, Agent, or any Lender.

(i) Borrowers shall have paid all of the Lender Group Expenses incurred by Agent in connection with this Consent and the other transactions referred to herein.

4. Limitation; Reservation of Rights.

(a) Except as expressly amended, modified or waived under Section 2 above, all of the representations, warranties, terms, covenants and conditions under or of the Credit Agreement and any other Loan Document shall remain unwaived or unmodified by the terms hereof and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The consent set forth herein shall be limited precisely as provided for herein, and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term, provision or Default or Event of Default under the Credit Agreement or of any term of any other Loan Document, instrument or agreement referred to therein or herein or of any further or, except as expressly set forth herein, future transaction or action on the part of Borrowers that would require the consent of the Agents and Lenders under the Credit Agreement or any other Loan Document.

(b) Nothing contained in this Consent nor any communications between any Borrower and Agent shall be a waiver of any rights or remedies that any Agent or any Lender has or may have against any Borrower or any Guarantor with respect to any Defaults or Events of Default now existing or that may hereafter occur (including the Existing Event of Default). Agent and each Lender hereby reserves and preserves all of its rights and remedies against each Borrower and each Guarantor under the Credit Agreement and the other Loan Documents with respect to any Defaults or Events of Default now existing or that may hereafter occur (including the Existing Event of Default). Additionally, as a result of the Existing Event of Default, the Lender Group is under no further obligation to fund any Advance or issue any Letters of Credit or otherwise extend credit under the Credit Agreement or under any of the other Loan Documents. Any Advance, Letter of Credit or other extensions of credit which hereafter may be made available to Borrowers shall be in the Lender Group’s sole and absolute discretion until further notice, and any additional Advance, Letter of Credit or other extensions of credit by the Lender Group shall be made, if at all, on a case-by-case basis without waiving, ceasing or curing the Existing Event of Default or any other Event of Default. Nothing contained herein shall be deemed to be a commitment on the part of the Lender Group to make available to Borrowers any such financing under the Credit Agreement, and the Lender Group shall be under no obligation to do so. It is expressly understood that the Lender Group’s honoring of a future Advance or issuing any Letter of Credit or other credit extension request shall not (i) operate as a waiver, cessation or cure of the Existing Event of Default, any other Event of Default or any right or remedy of the Lender Group under the Credit Agreement or the other Loan Documents, or (b) be deemed to establish a course of conduct so as to justify an expectation by Borrowers that the Lender Group will make Advances, issue Letters of Credit or otherwise extend credit in the future during the existence of such Existing Event of Default or any other Event of Default.

5. Costs and Expenses. Borrowers agree to pay all reasonable out-of-pocket costs and expenses of each member of the Lender Group (including, without limitation, the reasonable fees and disbursements of outside counsel to each member of the Lender Group) in connection with the preparation, execution and delivery of this Consent and all agreements and documents executed in connection herewith and the review of all documents incidental thereto.

6. Representations and Warranties; Reaffirmations.

(a) Each Borrower represents and warrants to the Lender Group that (i) the execution, delivery, and performance of this Consent and of the Credit Agreement, as amended hereby, (A) are within its corporate or limited partnership powers, (B) have been duly authorized by all necessary corporate or limited partnership action on its part, and (C) are not in contravention of any law, rule, or regulation applicable to it, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or Governmental Authority binding on it, or of the terms of its Governing Documents, or of any material contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (ii) each of this Consent and the Credit Agreement, as amended hereby, are legal, valid and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms (except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors rights generally); (iii) no Default or Event of Default (other the Existing Event of Default) has occurred and is continuing on the date hereof or as of the date upon which the conditions precedent set forth herein are satisfied or as of the Effective Date; and (iv) the representations and warranties herein and in the Credit Agreement, as amended hereby, and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date).

(b) Each Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Credit Agreement, as amended hereby, and the other Loan Documents to which it is a party effective as of the date hereof. Each Borrower hereby acknowledges, confirms and agrees that Agent has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral (subject only to Permitted Liens) granted to Agent pursuant to the Loan Documents or otherwise granted to or held by Agent.

7. Choice of Law. The validity of this Consent, its construction, interpretation and enforcement, and the rights of the parties hereunder shall be determined under, governed by, and construed in accordance with the laws of the State of New York.

8. Counterpart Execution. This Consent may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Consent by signing any such counterpart. Delivery of an executed counterpart of this Consent by telefacsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Consent. Any party delivering an executed counterpart of this Consent by telefacsimile or electronic mail also shall deliver an original executed counterpart of this Consent, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Consent.

9. Effect on Loan Documents.

(a) The Credit Agreement and each of the other Loan Documents, as amended, modified or waived hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Consent shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. The waivers, consents, and modifications herein are limited to the specifics hereof, shall not apply with respect to any facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Loan Documents, and shall not operate as a consent to any further or other matter under the Loan Documents.

(b) Upon and after the effectiveness of this Consent, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c) To the extent that any terms and conditions in any of the Loan Documents shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Consent, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d) This Consent is a Loan Document.

10. Entire Agreement. This Consent embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior or contemporaneous agreements or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

[signature page follows]

IN WITNESS WHEREOF, the parties have entered into this Consent as of the date first above written.

BUCA, INC. a Minnesota corporation

By:		/s/ Richard G. Erstad
Title:		General Counsel

BUCA RESTAURANTS, INC. a Minnesota corporation

By:		/s/ Richard G. Erstad
Title:		Secretary

BUCA TEXAS RESTAURANTS, L.P. a Texas limited partnership

By:	Buca Restaurants, Inc., its general partner

	By:	/s/ Richard G. Erstad
	Title:	Secretary

BUCA RESTAURANTS 2, INC. a Minnesota corporation

By:		/s/ Richard G. Erstad
Title:		Secretary

BUCA (MINNEAPOLIS), INC. a Minnesota corporation

By:		/s/ Richard G. Erstad
Title:		Secretary

WELLS FARGO FOOTHILL, INC. a California corporation, as Agent and as a Lender

By:	Kelly Walsh
Title:	Vice President